UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 8, 2019

GREENWAY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

(formerly National Scientific Corporation)

Texas	000-55030	90-0893594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1521 North Cooper Street, Suite 205

Arlington, Texas 76011

Formerly

(8851 Camp Bowie West Blvd. Suite 240

Fort Worth, Texas,76116)

(Address of principal executive offices) (Zip Code)

800-289-2515

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2019 the Board of Directors approved a Rule 11 settlement of two lawsuits brought against the Company by Wildcat Consulting, LLC. The settlement calls for the Company issuing stock and cash to the Plaintiff within certain dates the last one being October 30, 2019. The entire agreement is attached hereto as an exhibit.

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 8, 2019, the Company received a letter of resignation from Peter J. Hauser resigning as a Director effective immediately. The resignation has been accepted by the Chairman of the Board. The Board now stands at 5 members as required under its amended bylaws.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.41	Rule 11 Settlement with Wildcat Consulting, LLC
17.3	Letter of Resignation from The Board of Directors by Peter J. Hauser

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	Greenway Technologies

Date: March 15, 2019	By:	/s/ Raymond Wright
Raymond Wright, Chairman of the Board